Exhibit 10.2

FIRST AMENDMENT TO THE

WORLD FUEL SERVICES CORPORATION

2006 OMNIBUS PLAN

THIS AMENDMENT (the “Amendment”), made on this 23rd day of June, 2008, to the WORLD FUEL SERVICES CORPORATION 2006 OMNIBUS PLAN (the “Plan”), by World Fuel Services Corporation, a Florida corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company did adopt the Plan, effective as of June 20, 2006, for the benefit of its eligible Participants so that the Company could attract, retain, motivate, and reward participants and further align Participant’s interests with those of the Company’s other shareholders through compensation that is based on the Company’s common stock; and

WHEREAS, pursuant to Section VII of the Plan, the Board of Directors of the Company (the “Board”) reserved the right to amend the Plan; and

WHEREAS, the Board wishes to amend the Plan to modify the definition of fair market value and has approved this Amendment.

NOW, THEREFORE, effective as of February 26, 2008, the Plan shall be and hereby is amended as follows:

1. Paragraphs (j)(i)-(iii) of Article 8 of the Plan are hereby amended to read as follows:

“(i) If the principal market for the Stock is a national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the closing sales price of the Stock on the day that the Award is granted on the principal exchange or market on which the Stock is then listed or admitted to trading.

(ii) If sale prices are not available or if the principal market for the Stock is not a national securities exchange and the Stock is not quoted on the NASDAQ stock market, the average between the highest bid and lowest asked prices for the Stock on the day that the Award is granted as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.”

(iii) If the day is not a trading day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as on the most recent trading day prior to the date the Award is granted. If paragraphs (i) and (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.”

2. In all other respects, the Plan shall remain unchanged by the Amendment.

IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Company on the day and year first above written.

WORLD FUEL SERVICES CORPORATION,
a Florida corporation

By:	/s/ Paul H. Stebbins
Name:	Paul H. Stebbins
Title:	Chairman and Chief Executive Officer

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